Exhibit 10.3

                  ASSUMPTION OF CONVERTIBLE PROMISSORY NOTES

      FOR VALUE RECEIVED, Knight Fuller, Inc., a Delaware corporation ("KF"), hereby assumes and undertakes unto itself all liabilities and obligations of CenterStaging Musical Productions, Inc., a California corporation ("CMPI"), under all convertible promissory notes, of various dates and denominations, of CMPI outstanding as of the date hereof (the "Convertible Notes"). KF further hereby agrees to pay, discharge and perform, in full, in accordance with the provisions thereof all of CMPI's liabilities and obligations under or relating to the Convertible Notes.

      This Assumption is being executed and delivered as contemplated in Section 3.1(c) of the Agreement and Plan of Merger, dated as of August 17, 2005, among KF, CMPI, and the other parties identified therein

DATED: August 17, 2005                   KNIGHT FULLER, INC


                                         By:
                                            --------------------------------
                                            Ronald Pienaar, President